UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2009

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 16, 2009 the board of directors of Yadkin Valley Financial Corporation amended Article IV, Sections 4 and 7 of the Company’s bylaws to permit electronic notice for directors’ meetings and to provide for unanimous written consent, respectively.  Article IV, Section 4 now reads:

Section 4. Notice of Meetings. Regular meetings of the Board may be held without notice. Special meetings shall be called on not less than two (2) days’ prior notice. Notice of a special meeting need not state the purpose thereof, unless otherwise required by the Act or these Bylaws, and such notice shall be directed to each Director at his residence or usual place of business by mail, cable or telegram, email, or may be delivered personally. A Director’s presence at a meeting shall constitute a waiver of notice of that meeting except when such Director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the grounds that the meeting has not been lawfully called, and does not otherwise participate in such meeting.

Article IV, Section 7 now reads:

Section 7. Informal Action of Directors:  Action taken without a meeting shall constitute action of the Board if written consent to the action in question is signed by all of the Directors then holding office or, if action by a committee appointed by the Board in accordance with these Bylaws, all of the members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or such committee, whether done before or after the action so taken.  Any one or more Directors may participate in any Board or committee meeting by means of a conference telephone or similar communications device which allows all persons participating in the meeting simultaneously to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

A complete copy of the Company’s amended bylaws is attached hereto as Exhibit 3.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Yadkin Valley Financial Corporation dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ EDWIN E. LAWS
Name:	Edwin E. Laws
Title:	Chief Financial Officer

Dated: July 16, 2009

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Yadkin Valley Financial Corporation dated July 16, 2009.